UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 West Sixth Avenue, Lakewood, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mesa Laboratories, Inc. (the “Company”) and Mr. Greg DiNoia, Senior Vice Persident of Commercial Operations, have agreed that Mr. DiNoia’s employment will be terminated and he will leave the company on June 30, 2022 pursuant to Section 5(d) of his Executive Employment Agreement dated September 29, 2021 (the “Agreement”), which was filed on that date on Form 8-K.

Under the Agreement, the Company will pay Mr. DiNoia severance pursuant to the Agreement: (i) an amount equal to one times the sum of (x) his base salary plus (y) target annual bonus; (ii) an annual bonus for the year in which the termination of employment occurs based the greater of target or actual performance for the year, prorated to reflect the portion of the year elapsed prior to his termination of employment; (iii) payment for an additional year of incentive compensation; and (iv) payment equal to the cost for 24 months’ COBRA and continuation of group health plan coverage as of the date of his termination of employment. Also pursuant to the Agreement, Mr. DiNoia’s equity-based awards granted before the Departure Date will be treated as follows: (i) all with greater than three years’ vesting schedule will become vested and exercisable for its full term pursuant to the applicable award agreement; (ii) for equity with vesting schedules less than three years, (x) all restricted stock and options due to vest within the next 12 months will become vested, and options will remain outstanding and exercisable for 14 months, and (y) all performance shares will vest at the higher of actual performance or target.

In addition to the severance to be paid under the Agreement, the Company is also (i) accelerating all RSUs and options that Mr. DiNoia holds that would be otherwise scheduled to vest in 2024, (ii) paying Mr. DiNoia a $90,000 retention bonus to encourage Mr. DiNoia to productively transition his duties through June 30, 2022; and (iii) paying Mr. DiNoia pro-rata bonus for April 1, 2022 through June 30, 2022 at 100% attainment.

Under the Agreement, Mr. DiNoia will provide a release of claims against the Company. The Agreement contains additional standard terms and conditions.

The Company and its Board of Directors sincerely thank Mr. DiNoia for his dedicated and committed service to the Company and wish him well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: April 8, 2022		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ Gary M. Owens
Gary M. Owens
President and Chief Executive Officer